--------------------------------------------------------------------------------
                                    FORM 8-K
--------------------------------------------------------------------------------

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

Date of Report (Date of earliest event reported):        December 5, 2001
                                                   -----------------------------

                First Capital Income Properties, Ltd.-- Series IX
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Florida                   0-12946                   59-2255857
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission       (IRS Employer Identification
     of incorporation)            File Number)                 Number)

              2 North Riverside Plaza, Suite 600, Chicago, IL 60606
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone, including area code:           (312) 207-0020
                                              ----------------------------------


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


This document consists of 3 pages.

ITEM 5.  OTHER EVENT

          The Managing General Partner is in the process of dissolving the Partnership. This process is expected to be complete on December 20, 2001, at which time a final liquidating distribution will be mailed to Partners. As a result the Managing General Partner has instructed its transfer agent to suspend the transfer of Limited Partner Units following the transfer of Units requested during November, which occurred on December 1, 2001. If the Managing General Partner is unable to dissolve the Partnership as planned, transferring of Units will resume.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        First Capital Income Properties,
                                        Ltd. - Series IX

                                        By: First Capital Financial LLC,
                                            as Managing General Partner

DATE    December 5, 2001                         By /s/ Philip G. Tinkler
     -----------------------                ---------------------------------
                                            Philip G. Tinkler
                                            Vice President/Treasurer